SPECIMEN COMMON STOCK CERTIFICATE

                               CERTIFICATE SHARES


                       PROVENCE CAPITAL CORPORATION, INC.

         10,000,000 shares of common stock authorized- Par value $.0O1 par value

                                     SPECIMEN


         This  certifies  that______________________________________________  is hereby issued_______________________________________________ fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

                  In witness Whereof, this Corporation has caused this Certificate to be signed by its duly authorized officer(s) this _______________ day of______________ ___________


         ______________________                        _______________________
         Secretary                                     President


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